SECURED PROMISSORY NOTE

$6,000.00 April 11, 2008
The Woodlands, Texas

FOR VALUE RECEIVED, the undersigned, **ROBERT SEPOS** ("**Maker**"), an individual residing at 87 Robindale Circle, The Woodlands, TX 77384, hereby unconditionally promises to pay to the order of **MAXIM TEP, INC.**, a Texas corporation ("**Payee**"), with its principal offices located at 9400 Grogan's Mill Road, Suite 205, The Woodlands, Texas 77380, or such other address given to Maker by Payee, the principal sum of SIX THOUSAND DOLLARS AND 00/100 ($6,000.00), in lawful money of the United States, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from the date hereof until maturity (or acceleration of maturity) at the rate of eight percent (8%) per annum. All past due principal and interest shall bear interest from the date past due until paid at a rate of fifteen percent (15%)

1. **Definitions.** When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

"**Business Day**" means any day other than a Saturday, a Sunday, or a holiday on which banks in the State of Texas are closed.

"**Default**" has the meaning ascribed to it in Section 5 hereof.

"**Maximum Rate**" means, with respect to the holder hereof, the maximum non-usurious rate of interest which, under all applicable legal requirements, such holder is permitted to contract for, charge, take, reserve, or receive on this Note. If the laws of the State of Texas are applicable for purposes of determining the "*Maximum Rate*," then such term means the "*weekly ceiling*" from time to time in effect under *Texas Finance Code §303.001*, as amended, as limited by *Texas Finance Code §303.009.*

"**Note**" means this Secured Promissory Note.

"**Pledge**" means that certain Pledge and Security Agreement, dated of even date herewith, by and between Maker and Payee.

"**Release**" means that certain Mutual Release Agreement, dated of even date herewith, by and between Maker and Payee.

2. **Payment.** The principal and accrued interest on this Note shall be due and payable on December 1, 2008. All payments of principal and interest of this Note shall be made by Maker to Payee in immediately available funds. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

Should the principal of this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension.

3. **Security.** The payment of this Note is secured by the Pledge.

4. **Waivers.** Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand,

protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

5. Default and Remedies.

(a) A "**Default**" shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Note; (ii) default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in the Release or the Pledge; (iii) this Note shall cease to be a legal, valid, binding agreement enforceable against Maker in accordance with its terms or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby; (iv) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or substantially all of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (v) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or (vi) any final judgment(s) for the payment of money shall be rendered against Maker and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgments.

(b) If Maker fails or refuses to pay any part of the principal of or interest upon this Note as the same become due, or upon the occurrence of any Default hereunder or a default under the terms of the Pledge, then in any such event Payee may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Note to be immediately due and payable without presentment or notice of any kind, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of Payee's rights and remedies under the Pledge or available pursuant to any applicable law or agreement.

6. Voluntary Prepayment. Maker reserves the right to prepay the outstanding principal balance of, and all accrued but unpaid interest on, this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be applied first to accrued but unpaid interest and then to principal.

7. **Usury Laws.** It is the intention of Maker and Payee to conform strictly to applicable usury laws. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate permitted by applicable law, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

8. **Costs.** If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal.

9. **Notices.** Any notice that may be given by either Maker or Payee shall be in writing and shall be deemed given upon the earlier of the time of receipt thereof by the person entitled to receive such notice, or if mailed by registered or certified mail or with a recognized overnight mail courier upon two (2) days after deposit with the Post Office of the United States or one (1) day after deposit with such overnight mail courier, if postage is prepaid and mailing is addressed to Maker or Payee, as the case may be, at the following addresses, or to a different address previously given in a written notice to the other party:

To Maker: Mr. Robert Sepos
87 Robindale Circle
The Woodlands, TX 77384
Telephone: [ ]
Facsimile: [ ]

To Payee: Maxim TEP, Inc.
9400 Grogan's Mill Road, Suite 205
The Woodlands, Texas 77380
Attention: President & CEO
Telephone: (281) 466-1530
Facsimile: (281) 466-1531

10. **GOVERNING LAW. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.**

11. **ENTIRETY. THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. THIS NOTE, THE PLEDGE AND THE RELEASE EMBODIES THE FINAL, ENTIRE**

AGREEMENT OF MAKER AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

12. WAIVER OF JURY TRIAL. MAKER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FOREGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR THE PLEDGE.

13. Assignment. Maker and Payee agree that that Payee may assign all payments under this Note and all of its rights and obligations under this Note. Except as set forth in the immediately preceding sentence, neither this Note nor any rights or obligations under it are assignable without the express written consent of Maker and Payee.

14. Parties in Interest. This Note shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns, and nothing in this Note, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Note.

EXECUTED this 11 day of April, 2008.

MAKER:

Robert Sepos

MUTUAL RELEASE AGREEMENT

THIS MUTUAL RELEASE AGREEMENT ("**Agreement**") is entered into as of April 11, 2008 (the "**Effective Date**"), by and between **Maxim TEP, Inc.**, a Texas corporation ("**Maxim**"), and **Robert Sepos**, an individual currently residing in The Woodlands, Texas ("**Sepos**").

WHEREAS, Maxim and Sepos are parties to that certain Letter Agreement, dated as of March 31, 2008, regarding the repayment of certain improper financial benefits received by Sepos during his employment with Maxim;

WHEREAS, concurrently with the execution of this Agreement, Sepos is entering into (1) a Secured Promissory Note pursuant to which Sepos will repay Maxim $6,000.00 and (2) a Pledge and Security Agreement pursuant to which Sepos will provide collateral for his obligations under the aforementioned note;

WHEREAS, in connection with the transactions contemplated by the foregoing whereas clauses, each party wishes to release the other from certain claims;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows, intending to be legally bound:

1. Mutual Release.

(a) Release by Sepos. Sepos hereby releases and forever discharges Maxim, its affiliates and their respective individual, joint or mutual, past, present and future representatives, affiliates, partners, members, shareholders, controlling persons, officers, directors, employees, agents, attorneys, subsidiaries, successors and assigns (collectively, the "**Maxim Released Parties**"), from any and all current, past or future claims, demands, proceedings (including any action, hearing or litigation brought or conducted before any governmental body or arbitrator), causes of action, orders (including any decision, judgment, order or ruling issued, made or rendered by any court, governmental body or arbitrator), obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, contingent or vested, both at law and in equity, which Sepos now has, has ever had or may hereafter have against any Maxim Released Party arising contemporaneously with or prior to the Effective Date on account of Sepos' receipt of improper financial benefits during his employment with Maxim or Sepos' employment with or severance from the company. This release includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, gender, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, or retaliation (including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Texas Commission on Human Rights Act, or any other federal, state, or local laws of any jurisdiction), claims arising under the Employee Retirement Income Security Act, or any other statutory or common law claims related to such matters. Sepos hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Maxim Released Party, based upon any matter purported to be released hereby.

(b) Release by Maxim. Subject to sub-section (c) below, Maxim hereby releases and forever discharges Sepos and his successors and assigns (collectively, the "**Sepos Released Parties**"), from any and all current, past or future claims, demands, proceedings (including any action, hearing or

litigation brought or conducted before any governmental body or arbitrator), causes of action, orders (including any decision, judgment, order or ruling issued, made or rendered by any court, governmental body or arbitrator), obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, contingent or vested both at law and in equity, which Maxim now has, has ever had or may hereafter have against any Sepos Released Party arising contemporaneously with or prior to the Effective Date on account of Sepos' receipt of improper financial benefits during his employment with Maxim. Maxim hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Sepos Released Party, based upon any matter purported to be released hereby.

(c) **Revocation of Release**. The release granted by Maxim pursuant to sub-section 1(b) is conditional upon the payment when due of the amounts payable pursuant to the aforementioned Secured Promissory Note. In the event all or some portion of such amounts are not paid when due the release granted by Maxim pursuant to such sub-section shall be revoked and considered null and void.

(d) **No Further Compensation**. In addition to the release and discharge granted pursuant to sub-section 1(a), Sepos hereby fully and forever waives, and releases Maxim and the other Maxim Released Parties from, any claim or demand for additional compensation, reimbursement or other payment of any kind relating in any way to his employment with Maxim; provided that, the waiver and release provided in this sub-section (d) shall not extend to options to purchase common stock of Maxim granted prior to the Effective Date by Maxim as approved by Maxim's board of directors, but which have not yet been memorialized in appropriate documentation and distributed. With respect to any such options which have not been memorialized in appropriate documentation prior to the execution hereof, Maxim agrees to promptly memorialize such options and provide the appropriate documentation to Sepos.

2. **No Admission of Liability; Confidentiality.** The parties herteo understand and agree that this Agreement shall not in any way be construed as an admission by any party of any unlawful or wrongful acts whatsoever against any other party hereto or any other person. The parties hereto agree to keep this Agreement and its terms completely confidential; provided that, any party may disclose the terms of this Agreement to such party's attorneys, accountants, spouse, or as otherwise required by law, rule or regulation (including the rules and regulation of any stock exchange). Accordingly, nothing in this Section 2 is intended to preclude any party from disclosing information in response to a subpoena issued by a court of law or a government agency having jurisdiction or power to compel such disclosure or as otherwise may be required by law so long as such party agrees to provide the other party hereto prompt written notice before responding in any manner to any subpoena. Further, each party hereto acknowledges and agrees that nothing in this Agreement prevents any other party from disclosing the terms of this Agreement and filing a copy of this Agreement (a) in response to a subpoena issued by a court of law or a government agency having jurisdiction or power to compel such disclosure, or (b) in response to a request by a governmental law enforcement agency or federal or state agency giving jurisdiction over the acts or activities of such party or its subsidiaries.

3. **Non-Disparagement.** Sepos hereby covenants and agrees not to make, produce or publish any oral or written statements about Maxim, any of its affiliates, or any of their respective officers, employees, directors, shareholders, agents or representatives that (a) are slanderous, libelous, defamatory, harmful or disparaging; (b) disclose private or confidential information about any such person; (c) constitute an intrusion into the private lives of any such person; (d) place any such person in a false light before the public; or (e) constitutes a misappropriation of the name of likeness of any such person. A violation or threatened violation of this prohibition may be enjoined by the courts and Sepos shall be responsible for the reasonable fees and expenses of Maxim and its affiliates in connection with any such court proceeding that is successful. The rights afforded Maxim and its affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.

4. **Entire Agreement; Amendment; Binding Effect.** This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. No oral statements or prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated in this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Each party acknowledges and represents that in executing this Agreement such party did not rely, and has not relied, on any communications, promises, statements, inducements, or representation(s), oral or written, by any other party hereto or such other party's affiliates, except as expressly contained in this Agreement. Any amendment to this Agreement must be signed by all parties to this Agreement. This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, and permitted assigns (if any).

5. **Return of Property.** Immediately following the execution hereof, Sepos will promptly return to Maxim all confidential information, documents, files, records and tapes (written or electronically stored) in his possession or control regarding Maxim and Sepos will not use or disclose such materials in any way or in any format, including written information in any form, information stored by electronic means, and any and all copies of these materials. Sepos further agrees to immediately return to Maxim any company property, including, without limitation, keys, equipment, data, lists, information, correspondence, notes, memos, reports, or other writings prepared by Maxim or myself on behalf of Maxim.

6. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

7. **Remedies.** Each party (a) acknowledges that a remedy at law for any breach or attempted breach of Sepos' obligations under Sections 2 or 3 may be inadequate, (b) agrees that Maxim may be entitled to specific performance or injunctive and other equitable remedies in the case of any such breach or threatened breach, and (c) agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

8. **Severability.** If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9. **Counterparts.** This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the Effective Date.

MAXIM TEP, INC.

By: [signature] PRESIDENT
Name:
Title:

[signature]
Robert Sepos

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this "**Agreement**") is entered into effective as of this 11th day of April , 2008, by and among Robert and Linda Sepos, a married couple residing in The Woodlands, Texas (collectively, "**Pledgor**"), and Maxim TEP, Inc., a Texas corporation ("**Pledgee**"). Pledgor and Pledgee are each a "**party**" and together are "**parties**" to this Agreement.

RECITALS

A. Pursuant to a Secured Promissory Note dated of even date herewith (the "**Sepos Note**"), Robert Sepos has agreed to repay to Pledgee the principal amount of $6,000 (the "**Sepos Debt**") which represents improper financial benefits received by Pledgee during his employment with the Company;

B. Pursuant to a Secured Promissory Note dated of even date herewith (the "**Maggio Note**", and collectively with the Sepos Note, the "**Notes**"), Mr. Dominick F. Maggio, an associate of Mr. Robert Sepos, has agreed to repay to Pledgee the principal amount of $300,000 (the "**Maggio Debt**", and collectively with the Sepos Debt, the "**Debt**") which represents improper financial benefits received by Mr. Maggio during his employment with the Company;

C. Pledgor agrees to serve as a surety for the obligations of Mr. Maggio under the Maggio Note by collateralizing such obligations under this Agreement; and

D. As security for the Debt, Pledgor has agreed to pledge and deliver to Pledgee the Pledged Stock (as defined in Section 1) as security for the Notes and other obligations hereafter identified.

AGREEMENT

NOW, THEREFORE, to induce Pledgee to accept the Notes; and as security for Pledgor's obligations under the Notes and any other obligations or liabilities of Pledgor under this Agreement (this Agreement and the Notes, the "**Transaction Documents**", and the obligations and liabilities of Pledgor under the Transaction Documents are collectively referred to herein as the "**Secured Indebtedness**"), and for other good and valuable consideration, the parties agree as follows:

1. Pledge of Common Stock. Pledgor hereby grants to Pledgee a security interest in, and pledges to Pledgee, 1,224,000 shares of Common Stock of Maxim TEP, Inc. (the "**Company**") owned by Pledgor (the "**Pledged Stock**"), and hereby assigns, transfers and sets over to Pledgee all of Pledgor's right, title and interest in and to the Pledged Stock, to be held by Pledgee as security for the Secured Indebtedness and further upon the terms and conditions set forth in this Agreement. Concurrently with the execution hereof, Pledgor shall deliver to Pledgee the stock certificates representing the Pledged Stock together with appropriate stock powers executed in blank. The Pledged Stock and any shares of capital stock or other securities of the Company issued in exchange therefor or replacement thereof are hereafter called the "**Pledged Securities.**" Pledgor hereby further assigns, transfers, sets over and grants to Pledgee a security interest in and to all proceeds of the Pledged Securities.

2. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants that:

(a) Pledgor is the holder of record and sole beneficial owner of the Pledged Stock;

(b) Pledgor has good and marketable title to the Pledged Stock, and will have good and marketable title to all other Pledged Securities when acquired, free of all mortgages, pledges,

liens, security interests, conditional sale or other title retention agreements, charges or encumbrances and adverse claims of any kind whatsoever;

(c) Pledgor will warrant and forever defend the title to the Pledged Securities and its proceeds against the claims and demands of all persons whomsoever claiming or to claim the same or any part thereof;

(d) So long as the Secured Indebtedness or any part thereof remains unpaid, Pledgor covenants and agrees that Pledgor shall furnish to Pledgee such stock powers, consents, security agreements and other instruments as may be required by Pledgee to evidence its interest in the Pledged Securities and to assure the transferability of the Pledged Securities when requested by Pledgee;

(e) Pledgor will, on request of Pledgee, promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or the Notes, or in any other instrument executed in connection herewith or therewith; and

(f) If the validity or the priority of this Agreement or of any right, title, security interest or other interest created or evidenced hereby or of any right, title, security interest or other interest of Pledgor in and to the Pledged Securities shall be attacked, endangered or questioned or if any legal proceedings are instituted against Pledgor with respect thereto, Pledgor will give prompt notice thereof to Pledgee.

3. **Restrictions on Disposition of the Pledged Securities by Pledgor.** Pledgor will not, directly or indirectly, sell, assign, transfer, mortgage, pledge, hypothecate or otherwise dispose of the Pledged Securities or any interest therein, or create, assume or permit any lien or encumbrance of any kind whatsoever to exist with respect thereto, without the express written consent of Pledgee (which consent shall not be unreasonably withheld in the event the Pledgor wishes to sell of Pledged Securities for the purpose of repaying Secured Indebtedness and the proceeds from such sale are directed to the Pledgee for such purpose).

4. **Voting.** Unless and until an Event of Default (as defined in Section 5) shall have occurred and be continuing, Pledgor shall have the right to vote the Pledged Securities and to otherwise act with respect thereto. All rights of Pledgor to vote shall, without further action by any party, cease if an Event of Default shall occur.

5. **Remedies.** If Pledgor defaults on any of the Secured Indebtedness, or if Pledgor breaches any representation, warranty or covenant, or defaults upon any obligations, in any Transaction Document, and such breach or default is not cured after thirty (30) days following the delivery of written notice of such breach or default to Pledgor (each an "**Event of Default**"), then upon written notice to Pledgor that Pledgee intends to exercise rights and/or remedies under this Agreement and/or any other Transaction Document, Pledgee shall be entitled to exercise all of the rights, powers and remedies vested in it by any Transaction Document, and all rights, powers and remedies now or hereafter existing at law or in equity or by statute or otherwise for the protection and enforcement of its rights with respect to the Pledged Securities, and Pledgee shall be entitled, without limitation:

(a) to transfer all or any part of the Pledged Securities into Pledgee's name or the names of its nominees and to cause new certificates or instruments to be issued in the names of such transferees;

(b) to vote all or any part of the Pledged Securities, whether or not transferred into the name of Pledgee or nominees, and to give all consents, waivers and ratifications with respect to the Pledged Securities and otherwise act with respect thereto as though it were the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Pledgee the proxy and attorney-in-fact of Pledgor, with full power of substitution, to do so; and

(c) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Securities, or any interest therein, at any public or private sale, without demand or performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or otherwise, other than written notice to Pledgor of same, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, for such reasonable price or prices and on such terms as Pledgee in its absolute discretion may determine. Pledgor hereby waives demand, advertisement and notice, other than to Pledgor, of Pledgee's intention to sell and the time and place of the sale.

At any sale, unless prohibited by applicable law, Pledgee may bid for and purchase all or any part of the Pledged Securities so sold free from any right or equity of redemption. Any public sale shall be held at such time or times within the ordinary business hours and at such place or places as Pledgee may affix in the notice of such sale. At any sale, public or private, pursuant to the provisions of this subsection or subsection 5(d), the Pledged Securities may be sold in one lot as an entirety or in separate lots, as Pledgee may determine. Pledgee shall not be obligated to make any sale pursuant to any such notice. Pledgee may without notice or publication adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale and such sale may be made at any time or place to which the same may be so adjourned. Pledgee is authorized at any public sale, if Pledgee deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for its own account for investment and not with a view to the distribution or resale of any of the Pledged Securities.

(d) to have and exercise all the rights of a secured party after default under the Uniform Commercial Code of Texas and in conjunction with, in addition to or in substitution for those rights and remedies and the rights and remedies provided for herein:

(i) written notice mailed to Pledgor as provided herein five (5) days prior to the date of public sale of the Pledged Securities or prior to the date after which private sale of the Pledged Securities will be made shall constitute reasonable notice; and

(ii) it shall not be necessary that the Pledged Securities or any part thereof be present at the location of such sale; and

(iii) prior to the application of proceeds of the disposition of the Pledged Securities to the Secured Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and the attorneys' fees and legal expenses incurred by Pledgee; and

(iv) the sale by Pledgee of less than the whole of the Pledged Securities shall not exhaust the rights of Pledgee hereunder and Pledgee are specifically empowered to make successive sales hereunder until the whole of the Pledged Securities shall be sold, and if the proceeds of such sale of less than the whole of the Pledged Securities shall be less than the aggregate of the Secured Indebtedness, this Agreement and the security

interest created hereby shall remain in full force and effect as to the unsold portion of the Pledged Securities just as though no sale had been made; and

(v) the holder of the Secured Indebtedness or any part thereof on which payment or performance is delinquent shall have the option to proceed with foreclosure in satisfaction of such delinquent payment or performance either through judicial proceedings or by proceeding as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Secured Indebtedness due, and if sale is made because of a default upon an installment or other performance due under the Secured Indebtedness, such sale may be made subject to the unmatured part of the Secured Indebtedness; and it is agreed that such sale, if so made, shall not in any manner effect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Agreement shall remain in full force and effect as though no sale had been made under the provisions of this subparagraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness; and

(vi) in the event any sale hereunder is not completed or is defective in the opinion of Pledgee, such sale shall not exhaust the rights of Pledgee hereunder and Pledgee shall have the right to cause a subsequent sale or sales to be made hereunder; and

(vii) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any default, or as to Pledgee having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Pledgee, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(viii) Pledgee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Pledgee including the sending of notices and the conduct of sale.

(e) to resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness in whole or in part and in such portions and in such order as may seem best to Pledgee in its sole and uncontrolled discretion, and any such action shall not be considered as a waiver of any of the rights, benefits or security interests evidenced by this Agreement.

To the full extent Pledgor may do so, Pledgor agrees that Pledgor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption with respect to the Pledged Securities and Pledgor for Pledgor and Pledgor's heirs, devisees, personal representatives, receivers, trustees, successors and assigns and for any and all persons ever claiming any interest in the Pledged Securities, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshalling of the assets of Pledgor, including the Pledged Securities or proceeds thereof, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

6. **Application of Proceeds by Pledgee.** All proceeds collected upon any sale of the Pledged Securities or part thereof hereunder, together with all other cash received by Pledgee hereunder, shall be applied as follows:

(a) First: to the payment of all reasonable costs and expenses of retaking, holding, preparing for sale, selling and the like and to reasonable attorneys' fees and legal expenses incurred by Pledgee;

(b) Second: to the satisfaction of any indebtedness secured by this Agreement, including, without limitation, the Secured Indebtedness, Pledgor to remain liable for any deficiency;

(c) Third: the balance, if any, to Pledgor.

7. **Pledgor's Obligations Absolute.** The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the applicable provisions of any Transaction Document or with respect to any of the Secured Indebtedness, or any assignment or transfer of any interest therein; (b) any waiver, consent, extension, indulgence or other action or inaction under or with respect to any Secured Indebtedness to Pledgee or any exercise or non-exercise of any right, remedy, power or privilege under or with respect thereto or with respect to this Agreement or any other Transaction Document; (c) any furnishing of additional security to Pledgee or any release of security or guaranty by Pledgee; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding; (e) release of any party liable either directly or indirectly for the Secured Indebtedness or any part thereof or for any covenant herein or in any Transaction Document; or (f) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor with respect to the performance of its obligations under this Agreement. Without notice to or consent of Pledgor, and without impairment of the lien and security interest and other rights created by this Agreement, Pledgee may accept from Pledgor, or from any other person or persons, additional security for the Secured Indebtedness to Pledgee.

8. **Non-Public Sale.** If at any time when Pledgee shall elect to exercise its right to sell all or any of the Pledged Securities pursuant to Section 5 of this Agreement, the Pledged Securities, or the part thereof to be sold, Pledgee may, in its sole and absolute discretion, sell the Pledged Securities or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may be effected legally without applicable registration. Without limiting the generality of the foregoing, Pledgee, in its sole and absolute discretion (a) may proceed to make the private sale notwithstanding that a registration statement for the purpose of registering the Pledged Securities shall have been filed under the Securities Act of 1933, as amended, (b) may approach and negotiate with as few as one possible purchaser to effect the sale and (c) may restrict the sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of the Pledged Securities and who will satisfy other conditions that at the time are or may be required for a lawful non-public sale or are reasonably requested by Pledgee. Any sale complying with the foregoing shall be deemed to have been conducted in a commercially reasonable manner, but the foregoing shall not be considered minimum requirements for a commercially reasonable sale. In the event of any non-public sale, Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that Pledgee may in good faith

deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

9. **Costs and Expenses**. Pledgor will upon demand pay to Pledgee the amount of any and all reasonable expenses incurred by Pledgee in administering this Agreement, including, without limitation, the reasonable fees and expenses of Pledgee' counsel and of any experts, agents, investment advisors and securities brokers, dealers or underwriters that Pledgee may incur in connection with (a) the exercise or enforcement of any of the rights of Pledgee, including sale of, collection from or other realization upon the Pledged Securities (b) the failure by Pledgor to perform or observe any of the provisions hereof or (c) the successful defense of any counterclaim, cross-claim or other cause of action asserted by Pledgor in connection with this Agreement.

10. **Remedies Cumulative**. Each right, power and remedy of Pledgee provided for in this Agreement, any Note, and any of the other Transaction Documents, now or hereafter existing at law, in equity and by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power and remedy. The exercise or beginning of the exercise by Pledgee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all such other rights, powers or remedies. No failure or delay on the part of Pledgee to exercise any right, power or remedy shall operate as a waiver thereof.

11. **Reasonable Care**. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in its possession if the Pledged Securities are accorded treatment substantially equal to that which Pledgee accords its own property, it being understood that Pledgee shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to the Pledged Securities. Pledgee shall not be responsible in any way for any depreciation in the value of the Pledged Securities.

12. **Further Assurances**. Pledgor, at its sole cost and expense, will duly execute, acknowledge and deliver all instruments and take all action as Pledgee from time to time may request in order further to effectuate the intent and purposes of this Agreement.

13. **Termination**. Upon receipt by Pledgee of payment in full of all the Secured Indebtedness, this Agreement shall terminate, and Pledgee, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to Pledgor the Pledged Securities or portion thereof then in its possession that has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

14. **Notices**. Any notice that may be given by either Pledgor or Pledgee shall be in writing and shall be deemed given upon the earlier of the time of receipt thereof by the person entitled to receive such notice, or if mailed by registered or certified mail or with a recognized overnight mail courier upon two (2) days after deposit with the Post Office of the United States or Canada or one (1) day after deposit with such overnight mail courier, if postage is prepaid and mailing is addressed to Pledgor or Pledgee, as the case may be, at the following addresses, or to a different address previously given in a written notice to the other party:

To Pledgor: Robert Sepos
87 Robindale Circle
The Woodlands, TX 77384
Telephone: [ ]
Facsimile: [ ]

To Pledgee: Maxim TEP, Inc.
9400 Grogan's Mill Road, Suite 205
The Woodlands, Texas 77380
Attention: President & CEO
Telephone: (281) 466-1530
Facsimile: (281) 466-1531

or at such other address as any party may have furnished to the other party in writing.

Any requirement of the Uniform Commercial Code of reasonable notice shall be met if such notice is mailed as provided in this Section 14 at least five (5) business days before the time of the sale, disposition or other event or provision hereof giving rise to the requirement for notice.

15. Provisions Subject to Applicable Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the remainder of this Agreement and the validity of the other terms of this Agreement shall be in no way be affected thereby. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

16. Miscellaneous. This Agreement shall be binding upon Pledgor and its successors and assigns and shall inure to the benefit of and be enforceable by Pledgee and its successors and assigns. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A carbon, photographic or other reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement. If any part of the Secured Indebtedness cannot be lawfully secured by this Agreement, or if any part of the Pledged Securities cannot be lawfully subject to the security interest hereof to the full extent of such Secured Indebtedness, then all payments made shall be applied on the Secured Indebtedness first in discharge of that portion thereof which is not secured by this Agreement. For the purposes of the Texas Uniform Commercial Code and other applicable law, Pledgor shall be the "***Debtor***" and Pledgee shall be the "***Secured Parties***".

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